EXHIBIT 1
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                AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: February  1, 1995



               ASSOCIATED MADISON COMPANIES, INC.



               By: /s/ Charles J.Gallo, Jr.
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                  Name:  Charles J. Gallo, Jr.
                  Title:    Vice President and Controller



               THE TRAVELERS INC.



               By: /s/ Charles J. Gallo, Jr.
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                  Name:  Charles J. Gallo, Jr.
                  Title:   Assistant Controller